Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP

50 Fremont Street  |  San Francisco, CA  94105-2228  |  tel 415.983.1000  |  fax 415.983.1200

MAILING ADDRESS:  P. O. Box 7880  |  San Francisco, CA  94120-7880

June 4, 2009

UnionBanCal Corporation

400 California Street

San Francisco, CA 94104

Re:	UnionBanCal Corporation
Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as special counsel to UnionBanCal Corporation, a Delaware corporation (the “Company”) in connection with the filing of a Registration Statement on Form F-3 by the Company and UnionBanCal Finance Trust II, UnionBanCal Finance Trust III and UnionBanCal Finance Trust IV, each a statutory trust created under the Statutory Trust Act of the State of Delaware, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on June 2, 2009 (the “Registration Statement”).  The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities (and certain other securities to be offered and sold under the Registration Statement which are not the subject of this opinion) with a maximum offering price of up to $1.5 billion:  (i) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), in one or more series; (ii) shares of the Preferred Stock represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more depositary agreements proposed to be entered into between the Company and a depositary to be named (each, a “Depositary Agreement”); and (iii) senior, senior subordinated, subordinated and junior subordinated debt securities of the Company, in one or more series (collectively, the “Debt Securities”), which may be issued under the Trust Indenture between UnionBanCal Corporation and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”) dated as of December 8, 2003 (the “Indenture”).  The Preferred Stock, the Depositary Shares and the Debt Securities are collectively referred to herein as the “Offered Securities.”

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:  (i) the Registration Statement; (ii) the Indenture, filed as an exhibit to the Registration Statement; (iii) the form of Depositary Agreement, filed as an exhibit to the Registration Statement; (iv) the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”), and the Bylaws of the Company, as certified by the Assistant Secretary of the Company (the “Bylaws”); and (v) the form of the Depositary Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto (other than the Company) had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  We have also assumed that the Offered Securities and the Depositary Agreement will be executed and delivered in substantially the form reviewed by us and that the applicable provisions of, and the rules and regulations promulgated under, the Securities Act and the Trust Indenture Act of 1939 and the securities or “blue sky” laws of applicable states have been complied with.  In addition, we have assumed that the terms of the Offered Securities will have been established in accordance with applicable effective resolutions of the Board of Directors of the Company (or a duly appointed committee or representative thereof), on the terms and conditions set forth in the Registration Statement and so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities and the Depositary Agreement, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company or its properties are subject (including the Certificate of Incorporation and the Bylaws); (ii) any law, rule or regulation to which the Company or its properties are subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       With respect to any series of Debt Securities, when the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Debt Securities will be legally issued and will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

2.                                       With respect to the shares of any series of Preferred Stock, when (i) the Preferred Stock has received the prior approval of the holders of a majority of the issued and outstanding shares of the Company’s common stock; (ii) a Certificate of Designation with respect to such Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of such Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for such Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives the agreed-upon cash consideration per share for such Preferred Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL (as defined below), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                       With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) a Certificate of Designation with respect to such Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (ii) the applicable Depositary Agreement has been duly executed and delivered; (iii) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Depositary Agreement; and (iv) the Receipts evidencing the Depositary Shares have been duly issued upon the payment of the agreed-upon consideration therefor and against deposit of the related shares of Preferred Stock with the depositary in accordance with the Depositary Agreement, such Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Depositary Agreement.

The opinions set forth above are subject to the following qualifications, further assumptions and limitations:

(a)                                  the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law); and

(b)                                 to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 and N.Y. C.P.L.R. 327(b) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Our opinions set forth above are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP